UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 23, 2021, iMedia Brands, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as the representative (the “Representative”) of the several underwriters named listed on Schedule I thereto (the “Underwriters”) relating to the public offering, issuance and sale of $75.0 million aggregate principal amount of 8.50% Senior Unsecured Notes due 2026 (the “Notes”) at a public offering price equal to $25.00 per Note (the “Offering”). The Notes will pay interest quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2021, at a rate of 8.50% per year, and will mature on September 30, 2026.

In addition, the Company granted the underwriters a 30-day option to purchase up to an additional $5.0 million aggregate principal amount of Notes. On September 24, 2021, the Representative notified the Company that the Underwriters are exercising the option to purchase such additional Notes in full.

The Company estimates that the net proceeds from the Offering will be approximately $74.2 million, after deducting the underwriting discount and estimated offering expenses payable by the Company (including fees and reimbursements to the Underwriters), and including the exercise of the Underwriters’ option to purchase additional Notes. The Company intends to use all of the net proceeds from the Offering to fund its closing cash payment in connection with its recently announced and pending acquisition of 123tv Invest GmbH and 123tv Holding GmbH (the “Acquisition”), and any remaining proceeds for working capital and general corporate purposes, which may include payments related to the Acquisition.

The Underwriting Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on August 5, 2021 and declared effective by the Commission on August 12, 2020 (File No. 333-258519), a base prospectus included as part of the registration statement, and a prospectus supplement, dated September 23, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act.

On September 28, 2021, the Company completed the Offering and issued the Notes, including the purchase by the Underwriters of $5.0 million aggregate principal amount of Notes upon the exercise in full of their option to purchase additional Notes. The Notes were issued under the Indenture, dated 28, 2021 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated September 28, 2021 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The Notes were denominated in denominations of $25 and integral multiples of $25 in excess thereof.

The Notes are the senior unsecured obligations of the Company. There is no sinking fund for the Notes. The Notes are the obligations of iMedia Brands, Inc. only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries. The Company may redeem the Notes for cash in whole or in part at any time at its option (i) on or after September 30, 2023 and prior to September 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after September 30, 2024 and prior to September 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after September 30, 2025 and prior to maturity, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption. The Indenture provides for events of default that may, in certain circumstances, lead to the outstanding principal and unpaid interest of the Notes becoming immediately due and payable. If a Mandatory Redemption Event (as defined in the Supplemental Indenture) occurs, the Company will have an obligation to redeem the Notes, in whole but not in part, within 45 days after the occurrence of the Mandatory Redemption Event at a redemption price in cash equal to $25.50 per note plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The foregoing summaries of each of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes are qualified in their entirety by reference to the text of the documents, which are included as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Indenture and the issuance of the Notes is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Faegre Drinker Biddle & Reath LLP, regarding the validity of the Notes issued pursuant to the Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated September 23, 2021, by and between the Company and B. Riley Securities, Inc.
4.1	Indenture, dated September 28, 2021, between the Company and U.S. Bank National Association, as trustee
4.2	First Supplemental Indenture, dated September 28, 2021, between the Company and U.S. Bank National Association, as trustee
4.3	Form of Global Note representing 8.50% Senior Unsecured Notes due 2026 (included as Exhibit A to the First Supplemental Indenture filed herewith as Exhibit 4.2)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer